Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237103, 333-231478 and 333-226226) and Form S-3 (No. 333-232955) of Rubius Therapeutics, Inc. of our report dated February 23, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2021